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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ELEVATED CONCEPTS, INC.
             (Exact name of registrant as specified in its charter.)


               Nevada                                26-3126279
     (State of incorporation          (I.R.S. Employer Identification Number)
          of organization)

                            5 Revere Drive, Suite 200
                              Northbrook, IL 60062
                    (Address of principal executive offices,
                              including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so registered      Name of each exchange of which each
Not Applicable                               class is to be registered
                                             Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.
[ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.
[x]

Securities Act registration statement file number to which this form relates:
No.333-154221

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common stock, par value of $0.001
                                (Title of Class)



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Item 1. Description of Registrant's Securities to be Registered
        -------------------------------------------------------
         The description of securities of the Registrant is set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form S-1 (File No. 333-154221), as originally filed with the Securities and Exchange Commission on October 14, 2008 or as subsequently amended, which was declared effective on October 28, 2008, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.


Item 2. Exhibits
        --------
List below all exhibits filed as a part of the registration statement:

  3.1   Articles of Incorporation*
  3.2   Bylaws*
  4.0   Subscription Agreement**
  5.1   Legal Opinion of Harrison Law, P.A. with consent to use*
 23.1 Consent of Davis Accounting Group P.C., Registered Independent Accountants **

    * - filed as an exhibit to our registration statement on Form S-1 filed on October 14, 2008.

   ** - filed as an exhibit to our registration statement on Form S-1/A filed on October 21, 2008.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


 ELEVATED CONCEPTS, INC.


/s/ Vasili Borisov
-------------------------------
Vasili Borisov
President, Chief Executive
Officer, and Director
(Principal Executive Officer)
Dated: April 20, 2009

/s/ Nadezda Bulicheva
-----------------------------
Nadezda Bulicheva
Chief Financial Officer, Secretary
Treasurer, principal accounting
officer and Director
Dated: April 20, 2009